Exhibit 32.1

CERTIFICATION OF PERIODIC REPORT

As adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023 of Integrated BioPharma, Inc. (the “Company”) as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Christina Kay and Riva Sheppard, Co-Chief Executive Officers of Integrated BioPharma, Inc. certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to their knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This certification accompanies the Report pursuant to Section 906 of Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: May 11, 2023	By: /s/ Christina Kay
Name: Christina Kay,
Title: Co-Chief Executive Officer
(Co-Principal Executive Officer)

By: /s/ Riva Sheppard
Name: Riva Sheppard,
Title: Co-Chief Executive Officer
(Co-Principal Executive Officer)